Exhibit 10.39
AMENDMENT NO. 02 TO
COMMERCIAL SUBLEASE
     This Amendment No. 02 to Commercial Sublease (this “Amendment”) is made and entered into as of December 18, 2005, by and between PSC Management Limited Partnership, a Texas limited partnership (“Sublessor”), and Perot Services Company, LLC, a Texas limited liability company (“Sublessee”).
WITNESSETH
     WHEREAS, Sublessor and Sublessee entered into that certain Commercial Sublease (as heretofore amended, the “Sublease”), dated November 1, 2002 (the “Sublease Effective Date”), with respect to approximately 23,424 rentable square feet of space (the “Property”), as more particularly described in the Sublease, and located at 2300 West Plano Parkway, City of Plano, Collin County, Texas;
     WHEREAS, by Amendment No. 01 to Commercial Sublease dated effective as of March 1, 2005, Sublessor and Sublessee extended the term of the Sublease and expanded the Property by an additional 1,546 rentable square feet of space so that the Property now consists of approximately 24,970 rentable square feet; and
     WHEREAS, Sublessor and Sublessee now wish to enter into this Amendment to further amend the Sublease in the manner set forth herein;
     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Defined Terms. Except as specified to the contrary in this Amendment, all capitalized, but undefined terms in this Amendment have the same meanings ascribed to them in the Sublease.
     2. Rental. The Sublease is amended to be effective as of the Sublease Effective Date by deleting Section 5 in its entirety and substituting the following in lieu thereof:
“From the commencement of the term of this Sublease through October 31, 2005, Sublessee agrees to pay Sublessor, without offset or demand, at such place as Sublessor shall designate, a monthly rent equal to one-twelfth of $15.50 per rentable square foot of the Property. Commencing on November 1, 2005 and continuing through the remainder of the term, the monthly rent shall increase to $16.83 per rentable square foot of the Property. Rent shall be due and payable on the first day of each month during the term of this Sublease and rent for partial months shall be prorated on a daily basis. Notwithstanding the foregoing, so long as H. Ross Perot, Sr. (“HRP”) is chairman or a member of the board of directors of PSC, no rent or costs hereunder shall be payable by Sublessee with respect to the 2,784 rentable square feet of the Property used as HRP’s office. In addition to monthly rent, Sublessee shall pay Sublessor a supplemental electricity charge of $88,299.59 (the “Supplemental Electricity Charge”) in twenty-four (24) monthly installments of $3,679.15 each, payable on the first day of each month beginning on December 1, 2005 and continuing regularly thereafter. If for any reason this Sublease is terminated prior to the payment in full of the Supplemental Electricity Charge, Sublessee shall pay Sublessor the unpaid balance thereof within ten (10) business days following the date of such termination.”
     3. Conflicts. The terms of this Amendment prevail if there is a conflict with the terms of the Sublease.

Amendment No. 2 to Commercial Sublease	1

     4. Ratification The Sublease, as amended and modified hereby, is ratified and confirmed by the parties as being in full force and effect.
     5. Counterparts; Facsimile Signatures. This Amendment may be executed in two or more counterparts, each of which is deemed an original and all of which together constitute one and the same instrument. Facsimile signatures are binding on the party providing them.

SUBLESSOR:

PSC MANAGEMENT LIMITED PARTNERSHIP, a Texas limited partnership

By:	PSC GP Corporation, a Delaware corporation, its general partner

	By:	/s/ Rex C. Mills

Name: Rex C. Mills Title: Secretary

SUBLESSEE: PEROT SERVICES COMPANY, LLC, a Texas limited liability company
By:	/s/ J. Y. Robb, III
	Name:	J. Y. Robb, III
	Title:	CEO

Amendment No. 2 to Commercial Sublease	2